Exhibit 99.1

PRESS RELEASE

Issued: 18 September 2017, London UK — LSE Announcement

Trelegy Ellipta approved as the first once-daily single inhaler triple therapy for the treatment of appropriate patients with COPD in the US

GlaxoSmithKline plc (LSE/NYSE: GSK) and Innoviva, Inc. (NASDAQ: INVA) today announced that the US Food and Drug Administration (FDA) has approved once-daily, single inhaler triple therapy fluticasone furoate/umeclidinium/vilanterol (FF/UMEC/VI), under the brand name Trelegy Ellipta, for the long-term, once-daily, maintenance treatment of patients with chronic obstructive pulmonary disease (COPD), including chronic bronchitis and/or emphysema, who are on a fixed-dose combination of fluticasone furoate and vilanterol for airflow obstruction and reducing exacerbations in whom additional treatment of airflow obstruction is desired or for patients who are already receiving umeclidinium and a fixed-dose combination of fluticasone furoate and vilanterol. Trelegy Ellipta is not indicated for relief of acute bronchospasm or the treatment of asthma.

Trelegy Ellipta is a combination of an inhaled corticosteroid (ICS), a long-acting muscarinic antagonist (LAMA), and a long-acting beta2-adrenergic agonist (LABA), delivered once-daily in GSK’s Ellipta dry powder inhaler. It is the first once-daily product approved in the US that combines three active molecules in a single inhaler for the maintenance treatment of appropriate patients with COPD. The FDA-approved strength is FF/UMEC/VI 100/62.5/25 mcg.

Eric Dube, SVP & Head, GSK Global Respiratory Franchise, said, “COPD is a progressive disease that can worsen over time, and represents a significant burden to patients and healthcare systems. The approval of Trelegy Ellipta, and the addition of a once-daily single inhaler triple therapy to our portfolio of respiratory medicines, is an important milestone for GSK that builds on our long heritage in this area.”

Mike Aguiar, CEO of Innoviva, Inc., added, “This approval represents a significant therapeutic convenience for those appropriate patients already on Breo Ellipta, that require additional bronchodilation or for those patients already on a combination of Breo Ellipta and Incruse Ellipta. Trelegy Ellipta is the latest development in our collaboration with GSK and is testament to our ongoing efforts to advance respiratory medicine.”

Following this approval by the FDA, Trelegy Ellipta will be available in the US shortly.

Regulatory applications have been submitted and are undergoing assessment in a number of other countries, including the European Union, Australia and Canada.

On 15 September 2017, the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending marketing authorisation for FF/UMEC/VI as maintenance treatment in adult patients with moderate to severe COPD who are not adequately treated by a combination of an inhaled corticosteroid and a long-acting beta2-agonist. Positive Opinion is one of the final steps before marketing authorisation is granted by the European Commission. The proposed trade name Trelegy Ellipta remains subject to regulatory approval in Europe. FF/UMEC/VI is not licensed as a single inhaler triple therapy anywhere outside of the US.

About COPD

COPD is a common but serious lung disease that is thought to affect 384 million people worldwide.1

For people living with COPD, the inability to breathe normally can consume their daily lives and make simple activities, like walking up stairs, an everyday struggle.

Long-term exposure to inhaled irritants that damage the lungs and the airways are usually the cause of COPD. Cigarette smoke, breathing in second hand smoke, air pollution, chemical fumes or dust from the environment or workplace can all contribute to COPD. Most people who have COPD are at least 40 years old when symptoms begin.2

Every person with COPD is different, with different needs, different challenges and different goals. Understanding this and providing support to help meet these needs is the foundation of GSK’s work.

About Trelegy Ellipta

Trelegy Ellipta is the first once-daily single inhaler triple therapy approved in the US for the long-term, once-daily, maintenance treatment of patients with chronic obstructive pulmonary disease (COPD), including chronic bronchitis and/or emphysema, who are on a fixed-dose combination of fluticasone furoate and vilanterol for airflow obstruction and reducing exacerbations in whom additional treatment of airflow obstruction is desired or for patients who are already receiving umeclidinium and a fixed-dose combination of fluticasone furoate and vilanterol. Trelegy Ellipta is not indicated for relief of acute bronchospasm or the treatment of asthma.

Trelegy contains fluticasone furoate, an inhaled corticosteroid, umeclidinium, a long-acting muscarinic antagonist; and vilanterol, a long-acting beta2-adrenergic agonist, in a single inhaler, the Ellipta.

Full US Prescribing Information, including BOXED WARNING and Medication Guide will be available soon at: us.gsk.com. Prior to the label being posted online, a copy of the label may be requested from one of the GSK Media or Investor Relations contacts listed in the “GSK Enquiries” section at the end of this document.

Important Safety Information (ISI) for Trelegy Ellipta

The following ISI is based on the Highlights section of the US Prescribing Information for Trelegy Ellipta. Please consult the full Prescribing Information for all the labelled safety information for Trelegy Ellipta.

Long-acting beta2-adrenergic agonists (LABA), such as vilanterol, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths. This finding with salmeterol is considered a class effect of all LABA. The safety and efficacy of Trelegy Ellipta in patients with asthma have not been established. Trelegy Ellipta is not indicated for the treatment of asthma.

Trelegy Ellipta is contraindicated in patients with severe hypersensitivity to milk proteins or any of the ingredients.

Trelegy Ellipta should not be initiated in patients experiencing episodes of acutely deteriorating COPD. Do not use Trelegy Ellipta to treat acute symptoms.

Trelegy Ellipta should not be used in combination with other medicines containing LABA because of risk of overdose.

Candida albicans infection of the mouth and pharynx has occurred in patients treated with fluticasone furoate, a component of Trelegy Ellipta. Monitor patients periodically. Advise the patient to rinse his/her mouth with water without swallowing after inhalation to help reduce the risk.

There is an increased risk of pneumonia in patients with COPD taking Trelegy Ellipta. Monitor patients for signs and symptoms of pneumonia.

Patients who use corticosteroids are at risk for potential worsening of infections (e.g. existing tuberculosis; fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex). Use Trelegy Ellipta with caution in patients with these infections. More serious or even fatal course of chickenpox or measles can occur in susceptible patients.

There is a risk of impaired adrenal function when transferring from systemic corticosteroids. Taper patients slowly from systemic corticosteroids if transferring to Trelegy Ellipta.

Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage of Trelegy Ellipta in susceptible individuals. If such changes occur, consider appropriate therapy.

If paradoxical bronchospasm occurs, discontinue Trelegy Ellipta and institute alternative therapy.

Use Trelegy Ellipta with caution in patients with cardiovascular disorders because of beta-adrenergic stimulation.

Assess patents for decrease in bone mineral density initially and periodically thereafter after prescribing Trelegy Ellipta.

Close monitoring for glaucoma and cataracts is warranted in patients taking Trelegy Ellipta. Worsening of narrow-angle glaucoma may occur. Use with caution in patients with narrow-angle glaucoma and instruct patients to contact a healthcare provider immediately if symptoms occur.

Worsening of urinary retention may occur in patients taking Trelegy Ellipta. Use with caution in patients with prostatic hyperplasia or bladder-neck obstruction and instruct patients to contact a healthcare provider immediately if symptoms occur.

Use Trelegy Ellipta with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, and ketoacidosis.

Be alert to hypokalemia and hyperglycemia in patients taking Trelegy Ellipta.

The most common adverse reactions reported for Trelegy Ellipta (incidence >1%) are headache, back pain, dysgeusia, diarrhea, cough, oropharyngeal pain, and gastroenteritis.

GSK — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer.  For further information please visit www.gsk.com.

Trade marks are owned by or licensed to the GSK group of companies.

Innoviva — Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance Biopharma, Inc., including the closed triple combination therapy for COPD. For more information, please visit Innoviva’s website at www.inva.com.

GSK enquiries:
UK Media enquiries:	Simon Steel	+44 (0) 20 8047 5502	(London)
	David Daley	+44 (0) 20 8047 5502	(London)

US Media enquiries:	Karen Hagens	+1 919 483 2863	(North Carolina)
	Juan Carlos Molina	+1 919 483 0471	(North Carolina)
	Sarah Spencer	+1 215 751 3335	(Philadelphia)

Analyst/Investor enquiries:	Sarah Elton-Farr	+44 (0) 20 8047 5194	(London)
	Tom Curry	+ 1 215 751 5419	(Philadelphia)
	Gary Davies	+44 (0) 20 8047 5503	(London)
	James Dodwell	+44 (0) 20 8047 2406	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)

Innoviva, Inc. enquiries:
Investor Relations:	Eric d’Esparbes	+1 (650) 238-9605 investor.relations@inva.com	(Brisbane, Calif.)

Cautionary statement regarding forward-looking statements
GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D Principal risks and uncertainties in the company’s Annual Report on Form 20-F for 2016.

Innoviva forward-looking statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including the development, regulatory and commercial plans for closed triple combination therapy and the potential benefits and mechanisms of action of closed triple combination therapy. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law. (INVA-G).

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References

(1)         Global Initiative for Chronic Obstructive Lung Disease Global Initiative for Chronic Obstructive Lung Disease. 2017. Pocket guide to COPD diagnosis, management, and prevention. Available at: http://goldcopd.org/wp-content/uploads/2016/12/wms-GOLD-2017-Pocket-Guide.pdf

(2)         Diagnosis of COPD. World Health Organisation. Available at: http://www.who.int/respiratory/copd/diagnosis/en/